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                                  EXHIBIT 23.2


               Consent of Independent Certified Public Accountants
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CST Entertainment, Inc.
Culver City, California


          We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated September 11, 1995 (which contains an explanatory paragraph regarding uncertainties as to the Company's ability to continue as a going concern), relating to the financial statements and schedule of CST Entertainment, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended
June 30, 1995.

          We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                        /s/ BDO Seidman, LLP
                                        -------------------------------
                                        BDO Seidman LLP


Los Angeles, California
November 9, 1995

                                      II-9